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Exhibit 99(a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

It you do not have a taxpayer identification number (or "TIN") or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web Site at www.irs.gov.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the payor does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payor. Note: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

Payees Exempt from Backup Withholding Penalties

Payees specifically exempted from backup withholding on ALL payments include the following:*

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

  •
  The United States or any agency or instrumentality thereof.

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  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

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  A foreign government or a political subdivision, agency or instrumentality thereof.

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  An international organization or any agency or instrumentality thereof.

*
Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

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  Payments to nonresident aliens subject to withholding under section 1441.

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  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

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  Payments of patronage dividends where the amount received is not paid in money.

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  Payments made by certain foreign organizations.

Other payees that may be exempt from backup withholding include:

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  A corporation

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  A foreign central bank of issue,

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  A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

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  A futures commission merchant registered with the Commodity Futures Trading Commission,

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  A real estate investment trust,

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  An entity registered at all times during the tax year under the Investment Company Act of 1940,

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  A common trust fund operated by a bank under section 584(a),

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  A financial institution,

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  A middleman known in the investment community as a nominee or custodian, or

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  A trust exempt from tax under section 664 or described in section 4947.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payor's trade or business, and (iii) you have not provided your correct taxpayer identification number to the payor.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

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  Payments described in section 6049(b)(5) to non-resident aliens.

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  Payments on tax-free covenant bonds under section 1451.

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  Payments made by certain foreign organizations.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices.    Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN to the payor whether or not you are required to file a tax return. Payors must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties also may apply.

Penalties

(1)    Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil Penalty for False Statements With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)    Criminal Penalty for Falsifying Information. If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

(4)    Misuse of TINs. If a payor discloses or uses TINs in violation of federal law, the payor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:			Give the name* SOCIAL SECURITY number of—

1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)
	b.	Any "trust" account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship account		The owner(3)
6.	A valid trust, estate, or pension trust		The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)

For this type of account:		Give the name and EMPLOYER IDENTIFICATION number of—

7.	Corporate account or LLC electing corporate status	The corporation
8.	Religious, charitable, or educational organization account	The organization
9.	Partnership account held in the name of the business	The partnership
10.	Association, club, or other tax- exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

*
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, then that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(4)
List first and circle the name of the legal trust, estate or pension trust.

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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  Exhibit 99(a)(1)(F)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9